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                                                                   Exhibit 10.17

                                    AGREEMENT
                                 by and between
                       NASSAU BROADCASTING HOLDINGS, INC.
                                       and
                       NASSAU BROADCASTING PARTNERS, L.P.

      This AGREEMENT is entered into this 31st day of January, 1999, by and between Nassau Broadcasting Holdings, Inc. a New Jersey corporation ("NBH") and Nassau Broadcasting Partners, L.P., a Delaware limited partnership ("NBPLP").

                                   BACKGROUND

      NBH entered into an agreement with Ron Angle and John Turtzo to acquire all of his stock interest in Tiab Communications Corporation to purchase two parcels of real estate in Pennsylvania which house the transmitter site for WILT-AM and formerly WPMR-FM.

      In addition, NBH entered into an agreement to purchase WILT-AM from Tiab Communications Corporation. In December 1997 Tiab was adjudged a bankrupt in the United States Bankruptcy Court for the Middle District of Pennsylvania in Wilkes Barre, PA.

      In an effort to acquire WILT-AM and other assets of Tiab Communications, NBH has retained counsel and prepared a Chapter 11 Plan of Reorganization for Tiab Communications Corporation pursuant to which, if approved by the Court, NBH will become the sole shareholder of all of the stock of Tiab and thus own the WILT-AM FCC license and take over litigation pending in the Tiab v. Sinclair Broadcasting, United States District Court for the Middle District of Pennsylvania, Docket No. 3:CV-97-0613. That litigation, if successful, will reconvey the former FM license owned by Tiab and/or provide a sum of money as damages.

NBH desires that NBPLP provide all funds necessary for the above acquisitions and for the funding of the bankruptcy plan, the litigation and any and all necessary fees for professionals, and NBPLP is willing to do so provided it is granted an option to acquire the WILT-AM license and the FM license if the litigation is successful.

      NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other valuable consideration, the parties do hereby agree as follows:

      A. Advance of Funds

            NBPLP will provide NBH with any and all funds necessary for the acquisition of the stock and the real estate described above, to fund the proposed Chapter 11 Plan of Reorganization and the litigation in the matter of Tiab v. Sinclair Broadcasting.
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      B. Grant of Option

            In consideration of the advancement of the funds as described above, NBH hereby grants an option to NBPLP for the purchase of either or both of the FCC licenses described above in the event the Chapter 11 Plan is approved and/or if the litigation is successful in obtaining a reconveyance of the FM license back to Tiab, for the sum of One Hundred Dollars ($100.00).

            This option may be exercised at any time and on more than one occasion.

            Upon the exercise of the option and a transfer of either or both of the licenses, which such transfer shall be subject to the prior approval of the FCC, NBH shall be relieved of any obligation to repay the funds advanced by NBPLP.

      C. Entire Agreement; Filings

            This Agreement and all Schedules and Exhibits attached hereto constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior understandings and agreements among the parties, whether oral or written, contain the entire understanding of the parties and shall not be changed, modified, amended, extended, terminated, waived or discharged except by subsequent instrument in writing signed by the parties hereto. The the extent permitted by the FCC, the Schedules shall not be filed with the FCC or otherwise disclosed or made public.

      D. Counterparts

            This Agreement may be signed upon any number of counterparts with the same effect as if the signature to each counterpart were on the same instrument.

      E. Survival

            The provisions hereof, which by their terms are to be performed or observed after the Closing Date, shall survive the Closing hereunder in accordance with the terms of this Agreement and shall be binding upon and inure to the benefit of all of the parties hereto, their heirs, legal representatives, successors and assigns.

      F. Confidentiality

            Neither party shall make any announcement or disclose to the press or others without Seller's consent as to timing and content (which shall not be unreasonably withheld or delayed) as to the purchase/sale of the Stations prior to the Closing. It is understood that the foregoing non-disclosure requirement is not intended to preclude Buyer from having discussions with financial entities, consultants and attorneys outside the Stations who will be advised of the need and agreement for deferred disclosure and shall agree to such confidentiality and deferred disclosure.
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      G. Assignability

            Neither the Agreement nor any rights or obligations hereunder may be assigned by Buyer or Seller without the express prior written consent of the other party. Except as provided otherwise herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

      H. Governing Law

            This Agreement shall be governed by, construed (both as to validity and performance) and enforced in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed wholly within such jurisdiction.

      I. Attorneys' Fees

            In the event of commencement of either arbitration or suit by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to receive such attorneys' fees and costs as may be adjudged reasonable in addition to any other relief granted.

      J. Severability

            Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

      K. Further Actions

            From time to time before, at and after the Closing, each party, at the requesting party's expense and without further consideration, will execute and deliver such documents to the other party as to the other party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                            (Signature Page Follows)
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                                    Nassau Broadcasting Holdings, Inc.

                                    /s/ Louis F. Mercatanti, Jr.
                                    -----------------------------------
                                    Louis F. Mercatanti, Jr., President



                                    Nassau Broadcasting Partners, L.P by
                                    Nassau Broadcasting Partners, Inc., its
                                    General Partner

                                    /s/ Louis F. Mercatanti, Jr.
                                    -----------------------------------
                                    Louis F. Mercatanti, Jr., President